Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT INFORMATION:

Tribal Rides, International

Joseph Grimes, CEO

joeg@tribalrides.us

RELEASE DATE:

February 28, 2022

TRIBAL RIDES/XINDA LAUNCHES NEW SHARED-RIDE APP,

EXPECTS REVENUE IN MARCH 2022

Transportation technology company releases innovative app to California Market

Dateline: [Mission Viejo, CALIF, Feb 28, 2022] —Tribal Rides/Xinda International (XNDA) is releasing its much anticipated and innovative shared-ride software application this week through the Apple Store, with a companion application for Android operating systems scheduled for the following week.

“Our Rider and Driver Apps have been submitted to the Apple Store for review and approval,” explained Steve Ritacco, Tribal Rides CTO. “We expect Apple's approval this week and will begin testing in Southern California with our initial test drivers immediately.”

Android versions of the Tribal Rides application will be published to the Google Play Store, according to Ritacco.

“I congratulate our Development Team,” said CEO Joseph Grimes. “This is a significant achievement as it provides our drivers and riders with our latest innovations, capabilities and features.”

“And for our shareholders, this milestone enables Tribal Rides to expect revenues in March 2022, starting what we hope is a great adoption cycle and accelerated revenues,” he added.

This week’s Tribal Rides app release is initially in and for the California market, with nation-wide distribution scheduled for a later date.

###

About Tribal Rides/Xinda (XNDA) is a technology company specializing in disruptive software solutions focused on the digital transformation of transportation. Its patented transportation ecosystem and marketplace is under development to support both individual and business needs in the shared-ride environment and for the emerging world of autonomous self-driving vehicles.

For additional details on this announcement, contact Joseph Grimes, CEO, joeg@tribalrides.us